UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

Effective January 1, 2011, Stoneridge, Inc. (the “Company”) elected to change the method of valuing inventories for certain U.S. businesses to the first-in, first-out (“FIFO”) method, while in prior years, these inventories were valued using the last-in, first-out method.  As a result of this change in accounting principle, all inventories are valued using the FIFO method.  The Company believes the change is preferable as it conforms the Company’s inventory costing methods for all inventories to a single method and improves comparability with industry peers.  The FIFO method also better reflects current acquisition cost of those inventories on the consolidated balance sheets.  The Company has applied this change in method of inventory costing retrospectively to prior periods in accordance with accounting principles relating to accounting changes.

For informational purposes, included in Exhibit 99.1 to this Current Report on Form 8-K are historical unaudited consolidated balance sheets as of December 31, 2010 and 2009, and the related unaudited consolidated statements of operations and cash flows for the three years ended December 31, 2010 that apply the new accounting method retrospectively.

ITEM 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Consolidated Financial Statements, as adjusted (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 27, 2011	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)